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EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sunrise Technologies International, Inc. of our report dated February 11, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2000, relating to the financial statement schedules, which appears in the Form 10-K.


/s/ PricewaterhouseCoopers LLP


San Jose, California
December 28, 2000